Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:

Tom Morabito, VP, Investor Relations	Cam Potts, VP, Communications
470-607-5567	651-233-7735
tom.morabito@deluxe.com	cameron.potts@deluxe.com

DELUXE REPORTS FIRST QUARTER 2022 RESULTS;
DECLARES REGULAR DIVIDEND;
AFFIRMS 2022 OUTLOOK

•Delivered consolidated revenue growth of 26.0% in the first quarter
•Revenue increased 7.1% excluding First American
•All four segments delivered year-over-year sales-driven revenue growth
•Declared regular quarterly dividend
•Affirmed full year 2022 guidance

Minneapolis, Minn. – May 5, 2022 – Deluxe (NYSE: DLX), a Trusted Payments and Business Technology™ company, today reported operating results for its first quarter ended March 31, 2022.

“We had a great start to 2022, continuing our trend of sales-driven growth,” said Barry McCarthy, President and CEO of Deluxe. “All four segments reported year-over-year revenue growth led by strong performance in our First American and Checks businesses. Our strong momentum gives us confidence we will deliver on our full-year goals.”

“We are proud of our execution in the first quarter that has led to this strong revenue growth,” said Scott Bomar, Senior Vice President and Chief Financial Officer of Deluxe. “There were a number of known factors that impacted Adjusted EBITDA margin in the quarter. These factors are included in our guidance and we are affirming our outlook for the year."

First Quarter 2022 Financial and Segment Highlights
(in millions, except per share amounts)

	1st Quarter 2022	1st Quarter 2021	% Change
Revenue	$556.0	$441.3	26.0%
Net Income	$9.7	$24.3	(60.1%)
Adjusted EBITDA	$99.6	$90.5	10.1%
Diluted EPS	$0.22	$0.57	(61.4%)
Adjusted Diluted EPS	$1.05	$1.26	(16.7%)

•Revenue for the first quarter was $114.7 million higher than the previous year. Excluding the First American acquisition, which closed on June 1, 2021, revenue increased $31.4 million, or 7.1% year-over-year.
•The Payments segment delivered revenue growth of 109.1% over the previous year to $166.2 million. Excluding First American, Payments grew 4.3%.
•Net income of $9.7 million included $12.7 million of acquisition amortization from the First American acquisition, as well as an increase in interest expense of $15.8 million driven by the transaction.
•Adjusted EBITDA margin was 17.9%, down 260 basis points from the prior year and was impacted by known factors such as IT investments, inflation, changes in portfolio mix, and a return to pre-COVID seasonal patterns.
•Cash flow from operations for the first quarter was $34.3 million and capital expenditures were $20.8 million. Free cash flow was $13.5 million, a decrease of $4.4 million compared to the first quarter of 2021, partially driven by increased cash interest payments.

Outlook

The company continues to expect the following for full year 2022:

•Revenue growth of 8% to 10%, which includes a full year impact from First American
•Adjusted EBITDA margin of approximately 20%
•Capital expenditures of approximately $105 million

The guidance outlined above is subject to, among other things, prevailing macroeconomic conditions, anticipated continued supply chain constraints, labor supply issues, inflation, and the impact of recent divestitures.

Capital Allocation and Dividend

The Board of Directors recently approved a regular quarterly dividend of $0.30 per share. The dividend will be payable on June 6, 2022 to shareholders of record as of market closing on May 23, 2022.

Earnings Call Information

Deluxe management will host a conference call today at 8:30 a.m. ET (7:30 a.m. CT) to review the financial results. Listeners can access the call by dialing 1-888-210-4748 (access code 7092711). The webcast and presentation will also be available on the investor relations website at www.investors.deluxe.com. Alternatively, an audio replay of the call will be available after 11:30 a.m. ET through midnight on May 16, 2022 by dialing 1-800-770-2030 (access code 7092711).

About Deluxe Corporation

Deluxe, a Trusted Payments and Business Technology™ company, champions business so communities thrive. Our solutions help businesses pay and get paid, accelerate growth and operate more efficiently. For more than 100 years, Deluxe customers have relied on our solutions and platforms at all stages of their lifecycle, from start-up to maturity. Our powerful scale supports millions of small businesses, thousands of vital financial institutions and hundreds of the world’s largest consumer brands, while processing approximately $3 trillion in annual payment volume. Our reach, scale and distribution channels position Deluxe to be our customers’ most trusted business partner. To learn how we can help your business, visit us at www.deluxe.com, www.facebook.com/deluxecorp, www.linkedin.com/company/deluxe, or www.twitter.com/deluxe.

Forward-Looking Statements

Statements made in this release concerning Deluxe, the company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: potential continuing negative impacts from pandemic health issues, such as the coronavirus / COVID-19, along with the impact of government restrictions or similar directives on our future results of operations and our future financial condition; uncertainties related to the Russia-Ukraine dispute; the impact that further deterioration or prolonged softness in the economy may have on demand for the company’s products and services; the company’s ability to execute its transformational strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the company’s control; declining demand for the company’s checks, check-related products and services and business forms; risks that the company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or additional bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the company’s revenue and gross profit; risks related to the company’s acquisition of First American Payment Systems, including integration-related risks; risks that future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the company’s cost reduction initiatives will be delayed or unsuccessful; risks related to any divestitures contemplated or undertaken by the company; performance shortfalls by one or more of the company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of products and services, including web services and financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the company’s website operations or information technology systems; risks of unfavorable outcomes and the costs to defend litigation and other disputes; and the impact of governmental laws, regulations or investigations. The company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the company’s current expectations are contained in the company’s Form 10-K for the year ended December 31, 2021 and other filings made with the SEC. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Quarter Ended March 31,
	2022	2021
Product revenue	$317.3	$299.1
Service revenue	238.7	142.2
Total revenue	556.0	441.3
Cost of products	(114.4)	(107.3)
Cost of services	(134.8)	(71.2)
Total cost of revenue	(249.2)	(178.5)
Gross profit	306.8	262.8
Selling, general and administrative expense	(259.7)	(212.5)
Restructuring and integration expense	(16.2)	(14.3)
Operating income	30.9	36.0
Interest expense	(20.3)	(4.5)
Other income	2.0	2.0
Income before income taxes	12.6	33.5
Income tax provision	(2.9)	(9.2)
Net income	9.7	24.3
Non-controlling interest	(0.1)	—
Net income attributable to Deluxe	$9.6	$24.3

Weighted average dilutive shares	43.2	42.5
Diluted earnings per share	$0.22	$0.57
Adjusted diluted earnings per share	1.05	1.26
Capital expenditures	20.8	21.7
Depreciation and amortization expense	41.6	27.8
EBITDA	74.4	65.8
Adjusted EBITDA	99.6	90.5

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars and shares in millions)
(Unaudited)

	March 31, 2022	December 31, 2021	March 31, 2021
Cash and cash equivalents	$44.1	$41.2	$125.4
Other current assets	474.1	579.3	379.1
Property, plant & equipment	124.3	126.0	87.8
Operating lease assets	53.4	58.2	41.3
Intangibles	499.5	510.7	254.2
Goodwill	1,430.1	1,430.1	736.9
Other non-current assets	328.8	328.9	268.6
Total assets	$2,954.3	$3,074.4	$1,893.3

Current portion of long-term debt	$57.2	$57.2	$—
Other current liabilities	504.2	626.2	404.6
Long-term debt	1,635.2	1,625.8	840.0
Non-current operating lease liabilities	53.4	56.4	34.3
Other non-current liabilities	125.3	134.2	55.6
Shareholders' equity	579.0	574.6	558.8
Total liabilities and shareholders' equity	$2,954.3	$3,074.4	$1,893.3

Net debt	$1,648.3	$1,641.8	$714.6
Shares outstanding	42.9	42.7	42.1
Number of employees	6,224	6,313	5,893

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Quarter Ended March 31,
	2022	2021
Cash provided (used) by:
Operating activities:
Net income	$9.7	$24.3
Depreciation and amortization of intangibles	41.6	27.8
Prepaid product discount payments	(7.9)	(9.6)
Other	(9.1)	(2.9)
Total operating activities	34.3	39.6
Investing activities:
Purchases of capital assets	(20.8)	(21.7)
Other	0.5	(0.2)
Total investing activities	(20.3)	(21.9)
Financing activities:
Net change in debt	8.6	—
Proceeds from issuing shares	0.8	0.7
Dividends	(13.3)	(12.9)
Net change in customer funds obligations	(99.3)	1.7
Other	(6.8)	(3.7)
Total financing activities	(110.0)	(14.2)
Effect of exchange rate change on cash, cash equivalents, restricted cash and restricted cash equivalents	1.3	1.6
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents	(94.7)	5.1
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of year	285.5	229.4
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$190.8	$234.5
Free cash flow	$13.5	$17.9

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended March 31,
	2022	2021
Revenue:
Payments	$166.2	$79.5
Cloud Solutions	69.5	62.2
Promotional Solutions	133.2	124.5
Checks	187.1	175.1
Total	$556.0	$441.3
Adjusted EBITDA:
Payments	$36.4	$18.3
Cloud Solutions	17.3	17.2
Promotional Solutions	17.0	17.7
Checks	82.8	83.6
Corporate	(53.9)	(46.3)
Total	$99.6	$90.5
Adjusted EBITDA Margin:
Payments	21.9%	23.0%
Cloud Solutions	24.9%	27.7%
Promotional Solutions	12.8%	14.2%
Checks	44.3%	47.7%
Total	17.9%	20.5%

The segment information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in the company's Annual Report on Form 10-K for the year ended December 31, 2021.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions)
(Unaudited)

Note that the company has not reconciled the adjusted EBITDA margin outlook for 2022 to the directly comparable GAAP financial measure because the company does not provide outlook guidance for net income or the reconciling items between net income and adjusted EBITDA. Because of the substantial uncertainty and variability surrounding certain of these forward-looking reconciling items, including asset impairment charges; restructuring, integration and other costs; and certain legal-related expenses, a reconciliation of the non-GAAP financial measure outlook guidance to the corresponding GAAP measure is not available without unreasonable effort. The probable significance of certain of these reconciling items is high and, based on historical experience, could be material.

EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

Management discloses EBITDA, adjusted EBITDA and adjusted EBITDA margin because it believes they are useful in evaluating the company's operating performance, as the calculations eliminate the effect of interest expense, income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of adjusted EBITDA and adjusted EBITDA margin, certain items, as presented below, that may not be indicative of current period operating performance. In addition, management utilizes these measures to assess the operating results and performance of the business, to perform analytical comparisons and to identify strategies to improve performance. Management also believes that an increasing EBITDA and adjusted EBITDA depict an increase in the value of the company. Management does not consider EBITDA and adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements, such as interest, income taxes, debt service payments or capital investments. Management does not consider EBITDA, adjusted EBITDA or adjusted EBITDA margin to be substitutes for operating income or net income. Instead, management believes that these amounts are useful performance measures that should be considered in addition to GAAP performance measures.

	Quarter Ended March 31,
	2022	2021
Net income	$9.7	$24.3
Non-controlling interest	(0.1)	—
Interest expense	20.3	4.5
Income tax provision	2.9	9.2
Depreciation and amortization expense	41.6	27.8
EBITDA	74.4	65.8
Restructuring, integration and other costs	16.3	15.2
Share-based compensation expense	8.1	6.7
Acquisition transaction costs	0.1	2.8
Certain legal-related expense	0.7	—
Adjusted EBITDA	$99.6	$90.5
Adjusted EBITDA as a percentage of total revenue (adjusted EBITDA margin)	17.9%	20.5%

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions, except per share amounts)
(Unaudited)

ADJUSTED DILUTED EPS

By excluding the impact of non-cash items or items that may not be indicative of current period operating performance, management believes that adjusted diluted EPS provides useful comparable information to assist in analyzing the company's current and future operating performance. As such, adjusted diluted EPS is one of the key financial performance metrics used to assess the operating results and performance of the business and to identify strategies to improve performance. It is reasonable to expect that one or more of the excluded items will occur in future periods, but the amounts recognized may vary significantly. Management does not consider adjusted diluted EPS to be a substitute for GAAP performance measures, but believes that it is a useful performance measure that should be considered in addition to GAAP performance measures.

	Quarter Ended March 31,
	2022	2021
Net income	$9.7	$24.3
Non-controlling interest	(0.1)	—
Net income attributable to Deluxe	9.6	24.3
Acquisition amortization	23.9	13.2
Restructuring, integration and other costs	16.3	15.2
Share-based compensation expense	8.1	6.7
Acquisition transaction costs	0.1	2.8
Certain legal-related expense	0.7	—
Adjustments, pre-tax	49.1	37.9
Income tax provision impact of pretax adjustments(1)	(10.9)	(8.5)
Income tax impact of Australian web hosting business held for sale(2)	(2.2)	—
Adjustments, net of tax	36.0	29.4
Adjusted net income attributable to Deluxe	45.6	53.7
Re-measurement of share-based awards classified as liabilities	(0.1)	—
Adjusted income attributable to Deluxe available to common shareholders	$45.5	$53.7

Weighted-average dilutive shares	43.2	42.5

GAAP Diluted EPS	$0.22	$0.57
Adjustments, net of tax	0.83	0.69
Adjusted Diluted EPS	$1.05	$1.26

(1) The tax effect of the pretax adjustments considers the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact that approximates the U.S. effective tax rate for each adjustment. However, the tax impact of certain adjustments, such as share-based compensation expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

(2) Represents the recognition of a deferred tax asset, net of valuation allowance, for the difference between the book and tax basis of the investment in our Australian web hosting business, which was classified as held for sale as of March 31, 2022.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

REVENUE EXCLUDING FIRST AMERICAN

Because of the magnitude of the First American acquisition, management views the measure of revenue growth, excluding the First American acquisition, as an important indicator when assessing and evaluating the performance of the business and when identifying strategies to improve performance. This measure of revenue growth may be expressed as a dollar amount or as a percentage rate. By excluding the First American revenue, management is able to evaluate internally-generated revenue, measured by comparable sales of products and services year-over-year. This measure will be utilized by management until the acquisition has been under the company's ownership for at least four full fiscal quarters at the beginning of a reporting period.

	Quarter Ended March 31,
	2022	2021
Total revenue	$556.0	$441.3
Less: First American revenue	(83.3)	—
Total revenue excluding First American	$472.7	$441.3
Total revenue growth excluding First American	$31.4
Total revenue growth excluding First American %	7.1%

Payments revenue	$166.2	$79.5
Less: First American revenue	(83.3)	—
Payments revenue excluding First American	$82.9	$79.5
Payments revenue growth excluding First American	$3.4
Payments revenue growth excluding First American %	4.3%

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

NET DEBT

Management believes that net debt is an important measure to monitor leverage and to evaluate the balance sheet. In calculating net debt, cash and cash equivalents are subtracted from total debt because they could be used to reduce the company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and cash equivalents, and therefore, may imply that management intends to use cash and cash equivalents to reduce outstanding debt. In addition, net debt suggests that our debt obligations are less than the most comparable GAAP measure indicates.

	March 31, 2022	December 31, 2021	March 31, 2021
Total debt	$1,692.4	$1,683.0	$840.0
Cash and cash equivalents	(44.1)	(41.2)	(125.4)
Net debt	$1,648.3	$1,641.8	$714.6

FREE CASH FLOW

Management defines free cash flow as net cash provided by operating activities less purchases of capital assets. Management believes that free cash flow is an important indicator of cash available for debt service and for shareholders, after making capital investments to maintain or expand the company’s asset base. A limitation of using the free cash flow measure is that not all of the company’s free cash flow is available for discretionary spending, as the company may have mandatory debt payments and other cash requirements that must be deducted from its cash available for future use. Free cash flow is not a substitute for GAAP liquidity measures. Instead, management believes that this measurement provides an additional metric to compare cash generated by operations on a consistent basis and to provide insight into the cash flow available to fund items such as dividends, mandatory and discretionary debt reduction, acquisitions or other strategic investments, and share repurchases.

	Quarter Ended March 31,
	2022	2021
Net cash provided by operating activities	$34.3	$39.6
Purchases of capital assets	(20.8)	(21.7)
Free cash flow	$13.5	$17.9

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

LIQUIDITY

Management defines liquidity as cash and cash equivalents plus the amount available for borrowing under the company's revolving credit facility. Management considers liquidity to be an important metric for demonstrating the amount of cash that is available or that could be readily available to the company on short notice. This financial measure is not a substitute for GAAP liquidity measures. Instead, management believes that this measurement enhances investors’ understanding of the funds that are currently available to the company.

	March 31, 2022	December 31, 2021	March 31, 2021
Cash and cash equivalents	$44.1	$41.2	$125.4
Amount available for borrowing under revolving credit facility	339.2	362.6	302.3
Liquidity	$383.3	$403.8	$427.7

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